UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

Guidance Software, Inc.

(Name of Registrant as Specified In Its Charter)

Shawn H. McCreight

John P. Colbert

Jonathan R. Mather

Michael J. McConnell

Roberto Medrano

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 25, 2016, Shawn H. McCreight issued the open letter attached hereto as Exhibit 1, which is incorporated by reference herein, to the shareholders of Guidance Software, Inc. (the “Company”).

ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY MR. MCCREIGHT, JOHN P. COLBERT, JONATHAN R. MATHER, MICHAEL J. MCCONNELL AND ROBERTO MEDRANO (TOGETHER, THE “PARTICIPANTS”) FROM THE STOCKHOLDERS OF THE COMPANY, WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. The proxy statement and an accompanying proxy card will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/.

In addition, information regarding the Participants in the proxy solicitation is filed herewith as Exhibit 2 hereto. Except as otherwise disclosed in Exhibit 2 to this Schedule 14A, the Participants have no interest in the Company.

EXHIBIT 1

Founder Raises Questions about Consulting Agreement between Guidance Software, Inc. and Former Director

PASADENA, CA —(Marketwired—February 25, 2016)—On February 10th, 2016, Shawn H. McCreight, the founder and largest shareholder of Guidance Software, Inc. (the “Company”), delivered a stockholder nomination letter to the Company seeking to replace all of the current directors. In that letter, among other issues, Mr. McCreight expressed concerns regarding the oversight and governance failures of an entrenched Board. In connection with that letter, Mr. McCreight is sending an open letter to the stockholders of the Company, a full text of which follows, expressing concerns stemming from a consulting arrangement between the Company and a former director that was orchestrated by the current Board and CEO.

OPEN LETTER TO STOCKHOLDERS OF GUIDANCE SOFTWARE, INC.

Dear Fellow Shareholders,

I founded Guidance Software, Inc. (“Guidance” or the “Company”) in 1997 with the goal of creating new technologies to help forensic and cyber-security investigators work with unprecedented power and speed. Thanks to the employees of Guidance and the tireless efforts of law enforcement, we and our children are all safer as a result. Guidance’s enterprise products now reach over 25 million endpoints, and our software and methods are the gold standard for forensic, cyber-security and eDiscovery investigations worldwide. I am also the Company’s largest shareholder, owning approximately 30% of the outstanding shares.

On February 10th, 2016, I delivered a stockholder nomination letter to the Company seeking to replace all of the current directors. In that letter, among other issues, I expressed concerns regarding the oversight and governance failures of an entrenched Board. My concern stems from a consulting arrangement between the Company and a former director that was orchestrated by this Board and CEO.

In May 2015, a director completed their service to the Board and did not stand for reelection. Several months later, this director, despite a reminder notification from the Company, failed to exercise stock options with a value of $45,000 in capital gains. They then called the lead independent director to complain. Soon thereafter, the compensation committee met with the CEO and approved a “consulting” contract with the director in question in the amount of $45,000 to address the situation described above. There were no minutes kept from that meeting.

When I found out about this contract, I sent an email to the lead director expressing my shock at this attempt to circumvent firmly established compensation rules. I insisted that the full Board vote on this arrangement, even though the money had already been paid. I alone voted against the resolution at the November 2015 Board meeting.

Despite repeated requests for information, I have seen no evidence that supports a bona fide consulting arrangement. I am not aware of any work done by the director in question to justify a payment of $45,000. To date, I have not been provided a proper recording in the minutes of this Board decision. When I raised the issue to external company counsel, I was told that the Board can create a special arrangement if it likes: “This is not a material contract. It is not a big deal.”

Fellow stockholders, it is a big deal. I take seriously my fiduciary duties of loyalty and care. We sell our products to law enforcement agencies worldwide. We sell to enterprises seeking to protect their endpoints from dishonest behavior. Nothing is more important to me than the integrity of a firm I founded almost 20 years ago. One of the reasons I have undertaken this proxy contest is because I do not trust this Board, and neither should you. In the world of business, it is the Board’s job to ensure ethical practices for itself and management, but in our case the Board IS the problem. Any board that would participate in what I have described above cannot be trusted to oversee your investment in Guidance.

No doubt this Board will seek to divert your attention from this matter by attacking me. But no amount of spin can cover up this arrangement. In my opinion the Board circumvented Company policy and accounting regulations with a questionable consulting contract with a former director. Behavior like this ultimately leads to allegations of misconduct, lawsuits, and loss of value to shareholders.

I encourage you to simply ask for the facts, and decide for yourself whether this Board has demonstrated the necessary integrity to run our Company. It is a matter of trust!

Additional Information and Where to Find It

Shawn H. McCreight is the largest stockholder and founder of Guidance Software Inc. (the “Company”). Mr. McCreight, John P. Colbert, Jonathan R. Mather, Michael J. McConnell and Roberto Medrano (together, the “Participants”) intend to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and accompanying form of proxy card to be used in connection with the Participants’ solicitation of proxies from the stockholders of the Company for use at the Company’s 2016 annual meeting of stockholders (the “Proxy Solicitation”). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. The proxy statement and an accompanying proxy card will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/.

Information about the Participants and a description of their direct or indirect interests by security holdings is contained in Exhibit 2 to the Schedule 14A to be filed by the Participants with the SEC on February 25, 2016. This document can be obtained free of charge from the SEC’s website at http://www.sec.gov/.

Contacts (Investors or Press):

Please send your name and contact information to

Shawn H. McCreight

shawn.mccreight@gmail.com

EXHIBIT 2

Shawn H. McCreight, John P. Colbert, Jonathan R. Mather, Michael J. McConnell and Roberto Medrano (together, the “Participants”) intend to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and accompanying form of proxy card to be used in connection with the Participants’ solicitation of proxies from the stockholders of the Company for use at the Company’s 2016 annual meeting of stockholders (the “Proxy Solicitation”). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. The proxy statement and an accompanying proxy card will be, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/.

PARTICIPANTS:

The participants in this solicitation of proxies from the stockholders of Guidance Software, Inc. (the “Company”) in connection with the Company’s 2016 annual meeting of stockholders are: Shawn H. McCreight, John P. Colbert, Jonathan R. Mather, Michael J. McConnell and Roberto Medrano (collectively, the “Stockholder Nominees” or the “Participants” and each a “Participant”).

Each Participant is a United States citizen. The address of the Participants is c/o Murray A. Indick, Morrison & Foerster, LLP, 425 Market Street, San Francisco, CA 94105.

BENEFICIAL OWNERSHIP OF SHARES:

As of the close of business on February 25, 2016, the Participants may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), in the aggregate, 9,131,384 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”).

The 9,131,384 shares of Common Stock beneficially owned by the Participants include 9,086,384 shares of Common stock that appear in record name on the Company’s books as being held by Shawn Hamill McCreight & Jennifer Lynn McCreight TR McCreight Living Trust UA 31-Mar-06 (the “McCreight Living Trust”) at the address 3060 San Pasqual St., Pasadena, CA 91107-5334. Such 9,086,384 shares of Common Stock may be deemed to be beneficially owned by Shawn H. McCreight, a Trustee of the McCreight Living Trust.

The shares of Common Stock beneficially owned by Mr. McCreight represent 29.68% of the outstanding share of Common Stock, based on the 30,611,000 shares of Common Stock outstanding as of February 22, 2016, as disclosed on the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2016. Additionally, Michael J. McConnell owns 45,000 shares of Common Stock, representing less than 1% of the outstanding shares of Common Stock.

No other Participant holds directly or indirectly any shares of Common Stock of the Company or any other interest in the Company.